EXHIBIT 4(c)


                              FIRST AMENDMENT TO
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT



        This First Amendment to Amended and Restated Revolving Credit Agreement (the "First Amendment") made as of the 28th day of October, 1995 ("Amendment Effective Date"), among Comerica Bank and NBD Bank (formerly known as NBD Bank, N.A.) (individually, "Bank" and collectively, "Banks"), Comerica Bank, as Agent for the Banks (in such capacity "Agent") and Jacobson Credit Corp., a Michigan corporation ("Company").

        WITNESSETH:

        WHEREAS, the Banks, the Agent and the Company have executed and delivered that certain Amended and Restated Revolving Credit Agreement dated as of November 20, 1992 (the "Original Agreement");

        WHEREAS, the Company, the Agent and the Banks desire to amend the Original Agreement as set forth herein;

        NOW, THEREFORE, in consideration of the premises, the Banks, the Agent and the Company hereby agree as follows:

        1. Section 11.1(h)(i) of the Original Agreement is amended to read in its entirety as follows:

           "(i) Fail to maintain Consolidated Tangible Net Worth in an amount equal to or greater than the Minimum Amount, except for the period beginning July 30, 1995 and ending January 26, 1996, when it shall be an Event of Default if Consolidated Tangible Net Worth shall be less than $76,000,000."

        2. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of the Original Agreement, as amended by this First Amendment, are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and the Original Agreement, as amended by this First Amendment, will be valid and binding obligations of Company in accordance with its terms; (b) the continuing representations and warranties of Company set forth in Sections 7.1 through 7.7 and 7.9 of the Original Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 7.8 of the Original Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with
Section 9.2 of the Original Agreement and with respect to material adverse changes since July 29, 1995; and (d) no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Original Agreement, has occurred and is continuing as of the date hereof.

        3. This First Amendment shall be effective as of October 28, 1995.

        4. All references to the term "Agreement" and to the terms "hereof", "hereunder" and similar referential terms in the Original Agreement shall be deemed to mean or refer to the Original Agreement as amended by this First Amendment.

        5. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Agreement.

        6. This First Amendment may be executed in counterparts, in accordance with Section 13.10 of the Original Agreement.

        IN WITNESS WHEREOF, the Banks, the Agent and the Company have caused this First Amendment to be executed by their respective, duly authorized officers, all as of the date set forth above.


                                 COMPANY:

                                 JACOBSON CREDIT CORP.




                                 By: /s/ Kevin C. Binkley
                                    -----------------------------
                                 Title:  Vice President-Treasurer
                                        -------------------------


                                 AGENT:

                                 COMERICA BANK:


                                 By: /s/ Charles F. Weddell
                                    -----------------------------
                                 Title:  Vice President
                                        -------------------------

                                 BANKS:

                                 COMERICA BANK:


                                 By: /s/ Charles F. Weddell
                                    -----------------------------
                                 Title:  Vice President
                                        -------------------------



                                 NBD BANK (formerly known as NBD Bank, N.A.)


                                 By: /s/ Thomas A. Gamm
                                    -----------------------------
                                 Title:  Second Vice President
                                        -------------------------